SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): January 9, 1997

                           HIGHWOODS PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)



        Maryland                    1-13100                     56-1871668
(State of Incorporation)    (Commission File Number)          (IRS Employer
                                                            Identification No.)


3100 Smoketree Court, Suite 600, Raleigh, North Carolina            27604
         (Address of principal executive offices)                 (Zip Code)



       Registrant's telephone number, including area code: (919) 872-4924





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Item 2.  Acquisition or Disposition of Assets

General

        On January 9, 1997, Highwoods Properties, Inc. (the "Company") announced two significant transactions in suburban Atlanta, Georgia. The Company has agreed to enter into a business combination with Anderson Properties, Inc. ("Anderson Properties") and acquire a portfolio of industrial, office and undeveloped properties from affiliates of Anderson Properties (the "Anderson Transaction"). The Company also closed the acquisition of Century Center
Office Park and an affiliated property portfolio (the "Century Acquisition"). As part of the transactions, the Company formed an Atlanta Division, Highwoods Anderson, headed by Gene Anderson. Mr. Anderson is supported by 65 employees, each of whom managed, leased or performed other services for the properties involved in the Anderson Transaction and the Century Acquisition prior to joining Highwoods Anderson.

         The portfolios include 32 in-service industrial properties totaling 2.3 million square feet, 23 in-service office properties totaling 1.3 million square feet, three industrial development projects totaling 402,000 square feet and 315 acres of development land. As of December 31, 1996, the office properties and the in-service industrial properties involved in the Anderson Transaction and the Century Acquisition were 98% and 96% leased, respectively.

         The aggregate cost of the portfolios (assuming the completion of the three development projects) is expected to be $230.1 million. The purchase price consists of $108.3 million in cash, $28.1 million in debt assumption and $93.7 million in Units in Highwoods/Forsyth Limited Partnership ("the Operating Partnership") (valued at $29.25 per Unit, the market value of a share of Common Stock at the time of the signing of letters of intent relating to the transactions). Approximately $14.4 million of the Units are newly created Class B Units, which differ from other Units in that they are not eligible for cash distributions. The Class B Units will convert to regular Units in 25% annual installments commencing one year from issuance. Prior to such conversion, such Units will not be redeemable for cash or Common Stock. All other Units issued in the transactions are also subject to restrictions on transfer or redemption. Such lock-up restrictions are lifted over a three-year period in equal annual installments commencing with the first anniversary of the date of issuance.

Anderson Transaction

         The Anderson Transaction involves six office properties and 28 industrial properties totaling 1.9 million rentable square feet, three industrial development projects totaling 402,000 square feet and 295 acres of development land. The master agreement relating to the Anderson Transaction calls for a closing no later than February 15, 1997; however, the transaction is contingent on the completion of due diligence and other customary closing conditions. No assurance can be given that all or part of the transaction will close. The purchase price of the Anderson Transaction is expected to consist of the issuance of $38.1 million of Units, the assumption of $8.7 million of debt and a cash payment of $55.2 million. The cash amount includes $14.4 million expected to be paid to complete the three development projects. The Units include $14.4 million of Class B Units.

         The in-service properties were 95% leased to 175 tenants as of December 31, 1996, and are primarily located in business park settings in North Atlanta or near Hartsfield International Airport. The in-service industrial properties are warehouse and bulk distribution facilities that are generally leased on a multi-tenant basis. The development projects have a cost-to-date of $5.2 million and are expected to be completed during 1997.

         The undeveloped land expected to be acquired in the Anderson Transaction is located in four business parks. The majority of the undeveloped land includes the Atlanta Tradeport complex (108 acres) ("Atlanta Tradeport") and Bluegrass Business Center (158 acres) ("Bluegrass"). Atlanta Tradeport is a 260-acre, integrated, mixed-use domestic and international business complex designed as Atlanta's only general purpose Foreign Trade Zone. Located nine miles south of downtown, Atlanta Tradeport is directly east of and contiguous to Hartsfield International Airport. Bluegrass is approximately 15 miles north of Interstate-285 and approximately two miles south of the planned outer loop. Currently, 19 companies have chosen to locate in Bluegrass including Lockheed/Martin, Amoco, Siemens and UPS. The balance of the undeveloped land is located in Chastain Place (10 acres) and Newpoint (19 acres). Both locations are close to interstate highways and major area malls.


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         As part of the Anderson  Transaction,  Highwoods established an Atlanta
Division, Highwoods Anderson, which is headed by Anderson Properties' president, Gene Anderson. Mr. Anderson has over 25 years of commercial real estate experience in the Atlanta area. All 25 employees of Anderson Properties have joined Highwoods Anderson, including the four other members of Anderson Properties' management, each of whom have at least 12 years of commercial real estate experience. Assuming consummation of the Anderson Transaction, Mr. Anderson would one of the Company's largest equity holders with 1,046,000 Units and would become a member of the Board of Directors of the Company.

Century Center Transaction

         On January 9, 1996, the Company acquired the 17-building Century Center Office Park, four affiliated industrial properties and 20 acres of development land located in suburban Atlanta, Georgia. The properties total 1.6 million rentable square feet and as of December 31, 1996, were 99% leased. The cost of the transaction was $55.6 million in Units, the assumption of $19.4 million of secured debt and a cash payment of $53.1 million drawn from the Company's $280 million credit facility. All Units issued in the transaction are subject to restrictions on transfer and redemption. Such restrictions are scheduled to expire over a three-year period in equal annual installments commencing one year from the date of issuance. Prior to their acquisition by the Company, the acquired properties were leased and managed by White & Associates Management Group, 40 employees of which have been retained by Highwoods Anderson to continue the lease administration, property management, development, engineering and maintenance of the properties.

         The 1.2-million square foot, 17-building Century Center Office Park is adjacent to Interstate-85 in north central Atlanta. Century Center Office Park is located on approximately 77 acres and was 99% leased at December 31, 1996. Its tenants include AT&T, BellSouth, the Federal government (four agencies), MBNA, Egleston Hospitals and Arkwright. The four industrial properties acquired in the transaction are located in two business parks and were 100% leased at December 31, 1996. The Company's acquisition also includes three development parcels totaling 20 acres in Century Center Office Park. The master plan for the office park envisions an additional 800,000 square feet of office space on such parcels.

         Sixty-one acres of the Century Center Office Park are controlled under long-term fixed rental ground leases that expire in 2058. The rent under the lease is approximately $180,000 per year with scheduled 10% increases in 1999 and 2009. The leases do not contain a right to purchase the subject land.

Disclosure Regarding Forward-Looking Statements

         Certain matters discussed herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Act of 1934, as amended. Those statements are identified by words such as "expect," "should" and words of similar import. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Factors that could cause actual results to differ materially from the Company's current expectations include general economic conditions; risks associated with the development and acquisition of properties, including risks that the development or acquisitions may not be completed on schedule; and risks associated with the consummation of the Anderson and Century Center transactions, including risks that the parties fail to secure required consents or that the transactions otherwise fail to close.

Item 7.  Financial Statements and Exhibits

         (a)      Financial statements of business acquired

                  It is impracticable to provide the required financial statements at the time of the filing of this report. The required financial statements will be filed as soon as practicable, but not later than March 25, 1997.

         (b)      Pro forma financial statements


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                  See text at Item 7(a).

         (c)      Exhibits

                  2.1 Contribution and Exchange Agreement by and among Century Center group, Highwoods/Forsyth Limited Partnership and Highwoods Properties, Inc. dated December 31, 1996. (Exhibit includes list of omitted schedules, together with an agreement to furnish supplementally a copy of any omitted schedule to the Commission upon request.)

                  2.2 Master Agreement of Merger and Acquisition by and among Highwoods Properties, Inc., Highwoods/Forsyth Limited Partnership, Anderson Properties, Inc., Gene Anderson, and the partnerships and limited liability companies listed therein dated January 9, 1997. (Exhibit includes list of omitted schedules, together with an agreement to furnish supplementally a copy of any omitted schedule to the Commission upon request.)

                  10.1* Employment Agreement between Highwoods Properties, Inc. and Gene Anderson dated January __, 1997.

----------------------
         *To be filed by amendment following execution of the agreement.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 HIGHWOODS PROPERTIES, INC.

Date: January 24, 1997           /s/ Carman J. Liuzzo
                                 --------------------
                                 Carman J. Liuzzo
                                 Vice President and Chief Financial Officer




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